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                                                 File Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-62612

PROSPECTUS SUPPLEMENT DATED JUNE 28, 2001
TO THE PROSPECTUS DATED JUNE 14, 2001


                                 450,000 SHARES

                          AMERICAN VANGUARD CORPORATION
                                  COMMON STOCK

         Goldsmith & Harris Incorporated is acting as selling agent on behalf of one or more of the selling stockholders described in the accompanying Prospectus dated June 14, 2001. Goldsmith & Harris Incorporated will receive compensation from the selling stockholders of not more than $0.20 per share for each share of American Vanguard Corporation common stock that it sells on behalf of the selling stockholders in connection with this offering.

         Reference is made to "Where You Can Find More Information". In addition to the documents listed, the Company's Current Report on Form 8-K dated June 5, 2001 is incorporated by reference in the Prospectus.